UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported):
November 20, 2012
CIFC CORP.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

1-32551	20-2008622
(Commission File Number)	(IRS Employer Identification No.)

250 Park Avenue, 4th Floor New York, NY	10177
(Address of principal	(Zip Code)
executive offices)

Registrant's telephone number, including area code:
(212) 624-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)    On November 20, 2012, CIFC Corp. (the “Company”) announced the acceptance by Mr. Rahul Agarwal, CFA, of an offer to serve as Chief Financial Officer of the Company. Mr. Agarwal is expected to commence employment at the Company in late December 2012 and will replace Robert C. Milton III, who has served as the Company's Interim Chief Financial Officer since May 2012. Mr. Milton will remain as the Company's General Counsel and Secretary.

Mr. Agarwal, age 39, will join the Company from The Blackstone Group L.P. (“Blackstone”), a leading alternative asset management and financial advisory firm, where he has been the Co-Head of Finance for the Private Equity business which has approximately $50 billion of Assets Under Management. Mr. Agarwal was responsible for transaction structuring, investor reporting, preparation and analysis of financial statements, tax compliance and reporting, internal controls, SEC reporting and implementing technology solutions to enhance efficiencies and scalability. Since joining Blackstone in 2004 as a Controller for the Mezzanine fund, Mr. Agarwal has been involved with various initiatives including the initial public offering of Blackstone, setting up the valuations team and related systems, implementation of a sub-ledger system and development of various proprietary applications to do complex calculations and enhance reporting transparency and timeliness. Before joining Blackstone, Mr. Agarwal held positions at Deloitte & Touche, Citigroup and Ernst & Young.

Mr. Agarwal received a Bachelor's degree in Commerce from the University of Mumbai (India) and Chartered Accountant certificate where he ranked in the top 50 in India. Mr. Agarwal is a Certified Public Accountant and a CFA charterholder.

Mr. Agarwal and the Company entered into a letter agreement (the “Agreement”) which provides for an annual base salary of $300,000, a one-time cash payment of $350,000, a target 2013 performance bonus of $300,000, and an award of options to purchase up to 80,000 shares of the Company's common stock. Mr. Agarwal is eligible for a discretionary performance bonus to participate in the Company's equity incentive or compensation program and other benefit programs. Mr. Agarwal also agreed to not compete with the Company or its affiliates, solicit or induce certain employees or agents of the Company or its affiliates to terminate their relationship therewith or hire certain employees or agents of the Company or its affiliates for a period of 12 months after the termination of his employment with the Company.

The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits
(d)    Exhibits
The following Exhibits are filed with this Current Report on Form 8-K:

10.1	Letter Agreement dated November 20, 2012 between the Company and Rahul Agarwal.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CIFC Corp.

Date: November 27, 2012	By: _/s/ Robert C. Milton III_____________________________
Name: Robert C. Milton III
Title: General Counsel and Secretary

EXHIBIT INDEX

Exhibit
The following Exhibits are filed with this Current Report on Form 8-K:

10.1	Letter Agreement dated November 20, 2012 between the Company and Rahul Agarwal.

Exhibit 10.1

[CIFC Asset Management LLC Letterhead]

November 20, 2012

Mr. Rahul Agarwal

Dear Rahul,

On behalf of CIFC Corp. ("CIFC" or the “Company”), I am delighted to extend you an offer of employment as Chief Financial Officer. We have very high aspirations for the Company, and believe that you will be an excellent addition to our team.

You will be employed by CIFC Asset Management LLC (the "Manager"), a wholly-owned subsidiary of CIFC. Your annual base salary will be $300,000 paid semi-monthly at a rate of $12,500 less applicable taxes, withholdings and authorized deductions, and subject to the terms of this offer letter. You will be paid the pro rata equivalent of the above-outlined base salary for the portion of the year you are employed by the Manager. In addition, promptly following the satisfaction of the conditions set forth herein and the commencement of your employment with us, you shall (a) receive a one-time cash payment of $350,000 and (b) be awarded options to purchase 80,000 CIFC Corp. shares with a strike price equal to the fair market value of the underlying stock on the date of grant (which shall be as soon as reasonably practicable and no later than the date of the commencement of your employment).

The Manager's regular pay days are on the 15th of every month and on the last day of every month. You are an exempt employee under the administrative and highly compensated exemptions, which means that you are not eligible for overtime pay, regardless of the number of hours worked in a given week.

In addition to the amounts above, in the coming years, you will be eligible (1) for a discretionary performance based bonus subject to your individual accomplishments and the financial performance of the Company and (2) to participate in any Company equity incentive or compensation program, in each case as determined by our Compensation Committee and Board of Directors in their sole discretion. Based on the Company's 2013 expectations for an individual of your seniority, the target rate for your 2013 bonus is $300,000, with any such bonus actually paid to you to be paid as a pro rata amount of the target annualized rate for the portion of the year you are employed by the Company (payable in accordance with the Company's standard bonus payment policies). In no event, however, will you be eligible to receive any such amounts (or any portion thereof), or equity compensation set forth in paragraph 2 above, for any year if you are not in good standing and actively employed on, or if you have received or given notice of termination or resignation prior to, the date on which bonuses for the applicable year are paid to employees generally or the related vesting date(s) as applicable. In addition, please note that equity awards described herein are subject to the approval of CIFC Corp.'s Board of Directors and shall be awarded pursuant to CIFC's standard vesting provisions and all other terms of CIFC Corp.'s 2011 Stock Option and Incentive Plan, which will separately be provided to you.

All payments to be made to you or on your behalf will be subject to required withholding of federal, state and local income and employment taxes and deductions. The parties intend that this offer letter and all payments and benefits referred to herein be exempt from, or if not so exempt, comply with, Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and applicable IRS guidance and Treasury Regulations issued thereunder, and this offer letter will be interpreted accordingly. If under this offer letter an amount is to be paid in installments, each installment shall be treated as a separate payment for purposes of Treasury Regulation Section 1.409A-2(b)(2)(ii). In no event shall you be able to designate the calendar year of any payments under this offer letter, and this offer letter will be interpreted accordingly. Notwithstanding the foregoing, the Company does not guarantee the tax treatment of any payment or benefits provided under this offer letter or any other programs, plans or agreements, whether pursuant to the Code, federal, state, local or foreign tax laws and regulations. Neither the Company nor its directors, officers, employees or advisers shall be held liable for any taxes, interest, penalties or other monetary amounts owed by you as a result of the application of Section 409A.

Your official start date with the Company will be December 17, 2012 or as soon as possible thereafter as we may agree.

Available benefits will include health, dental and vision coverage as well as a 401(k) plan (without Company matching). If you select health, dental or vision coverage, there will be a contribution on your part. Appropriate business-related expenses will be reimbursed on a monthly basis. You will also receive four (4) weeks of paid vacation time per year, and time off for Company approved holidays. You will also be entitled to take up to three (3) personal days per year. All vacation time and personal days will be pro rated for the portion of the year that you are employed by CIFC.

The terms of this offer letter are conditioned on your agreement to the terms of Annex A: Confidentiality, Non-Solicitation, Non-Competition and Intellectual Property, which is attached hereto. Please sign the attachment to expressly accept and agree to Annex A.

Since this offer is contingent upon your ability to work in the United States, we ask that you be prepared to provide requisite identity and authorization document(s) within the first three days of your employment.

Your employment is also conditioned on the successful completion of a background check which may include fingerprinting and reference checks. Your represent and warrant that you are not subject to any limitation, obligation or agreement, whether imposed by contract, statute or otherwise, that would preclude your employment by the Company or the Manager or in any way restrict your ability to perform your duties as an employee. You understand and agree that this offer and your employment with the Company is expressly conditioned on the accuracy and truthfulness of this representation. During the period of your employment you shall devote your entire working time for or at the direction of the Company or its affiliates and use your best efforts to complete all assignments.

Your employment at the Company is at-will, meaning that either you or the Company is free to terminate your employment at any time, with or without cause, and that nothing in this letter should be construed as creating a contract of employment. Should you as employee choose to terminate your employment with CIFC, you agree to provide the Company with at least 30 days prior written notice (such 30 day period, the "Notice Period"). We reserve the right to assign you to work for other subsidiaries and affiliates of the Company at any time. In addition, the Company reserves the right waive or shorten the Notice Period, in whole or in part, and accelerate the commencement of the Garden Leave Period as set forth below.

On the day following the Notice Period (should you as employee choose to terminate your employment with CIFC), you shall be placed on garden leave status that shall continue for 30 days thereafter (such 30 day period, the "Garden Leave Period"). During the Garden Leave Period, you shall continue to receive your base salary and benefits, but shall not participate in any bonus or other compensation arrangements. During the Garden Leave Period, you shall not be required to carry out any duties for or on behalf of the Company. You agree that you will not enter into any employment or other business relationship with any other employer prior to the conclusion of the Garden Leave Period.

This agreement shall be governed by and construed in accordance with the law of the State of New York.

You agree that all claims, disputes or other matters in question between the parties arising out of or relating to this agreement or your employment or cessation of employment with the Company which are not resolved after amicable negotiation between the parties shall be finally settled by arbitration, provided, however, that you acknowledge that in the event of any violation(s) or threatened violations of Annex B of this agreement or Section 7 of your Stock Option Award Certificate, the Company shall be entitled to obtain from any federal or state court of competent jurisdiction temporary, preliminary or permanent injunctive relief as well as damages, which rights shall be in addition to any other rights or remedies to which it may be entitled. The claims you agree to submit to arbitration include, without limitation, statutory discrimination, harassment and retaliation claims under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, or any other federal, state or local discrimination, wage payment, whistleblower or fair employment practices law, statute or regulation, or common law rules (excluding claims for workers' compensation, unemployment benefits and other claims not arbitrable by law). You understand and agree that by accepting this offer of employment, you are waiving any right to file a lawsuit or to have a jury trial over any claim covered by this paragraph. You also agree, to the fullest extent permitted by law, to waive any right to commence, be a party to or an actual or putative class member of any claims brought or certified as a class or collective action. If a dispute arises, either party may initiate arbitration proceedings by filing a demand for arbitration with the other party at the New York office of JAMS. All arbitration proceedings shall be confidential and conducted before an arbitration panel in accordance with the Employment Arbitration Rules & Procedures of JAMS and shall be subject to JAMS Policy on Employment Arbitration Minimum Standards of Procedural Fairness. All arbitration proceedings shall be held in New York County, New York. The arbitrator's award resulting from such arbitration may be confirmed and entered as a final judgment in any court of competent jurisdiction in New York County and enforced accordingly.

This agreement may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute one and the same instrument.

We are delighted that you are joining as a member of our team. We believe this represents a compelling opportunity for you and for CIFC. Congratulations and welcome aboard!

Sincerely,

/s/ Peter Gleysteen

Peter Gleysteen
Chief Executive Officer

Please indicate your acceptance of the terms of this offer letter by signing below and returning this offer letter to CIFC's General Counsel (Robert C. Milton III, tele: 212-624-1213, email: rmilton@cifc.com), no later than 5:00pm on November 26, 2012, at which time this offer shall expire if not accepted.

/s/ Rahul Agarwal
________________________________
Name: Rahul Agarwal
Date:

Annex A

CIFC
Confidentiality, Non-Solicitation, Non-Competition and Intellectual Property

You acknowledge that during your employment with CIFC Corp. (“CIFC” or the “Company”) or its affiliates you may have access to confidential, proprietary and trade secret information of the Company and/or any of its affiliates, and its and their customers and clients. Such information includes but is not limited to the Company's operations techniques, forms, documents, computer printouts, invoices, methods of doing business, clients and customer lists. You agree to refrain from disclosing or using such confidential, proprietary and trade secret information, specifically including (without limitation) non-public information about transactions and proposed or contemplated transactions for Company customers and clients to which you will necessarily have access because of the nature of your employment with the Company. You specifically recognize that disclosure of information in violation of this paragraph could cause material and irreparable harm to the Company and that violation of this commitment could result in a termination of your employment.
You shall, upon completion of the tasks assigned to you, upon termination of your employment, or upon demand, whichever is earliest, return any and all proprietary information (including copies or reproductions thereof in your possession or control).
You agree that during your employment with the Company and for twelve (12) months after the termination of your employment with the Company (for any reason), you shall not:

a.
directly or indirectly solicit, induce or participate in the encouragement of any employee of the Company or any of its affiliates, or any consultant or independent contractor providing services to the Company or any of its affiliates, to leave the Company or any of its affiliates or to join or perform services for any other company;

b.
interfere with, disrupt or attempt to disrupt any relationship, contractual or otherwise, between the Company and/or its affiliates and any of their respective officers, directors, shareholders, customers, clients, counterparties, executives, employees or other persons or entities with whom they deal;

c.
provide any service related in any way to the services you provided for the Company to any person, company, firm, corporation, or other entity which engages in activity related to the business in which the Company and/or its affiliates are now involved during your employment. This includes, but is not limited to, providing services as an employee, advisor, contractor, consultant, or any other capacity; or

d.
own, manage, operate, control, participate in the ownership, management operation or control of, render consulting or advisory services to, or be an officer, director, shareholder, partner, proprietor, member or stockholder of (other than a stockholder of a corporation listed on a national securities exchange or whose stock is regularly traded in the over-the-counter market, provided you at no time own, directly or indirectly, in excess of 1% of the outstanding stock of any class of any such corporation) any person, company, firm, corporation or other entity which engages in activity related to the business in which the Company and/or its affiliates are now involved or become involved during your employment.

You agree that all creative work product, including, but not limited to, any advertisements, images, slogans, logos, designs, design development, sketches, mock-ups, samples, concepts, ideas,

inventions, drawings, original works of authorship, computer software programming of any nature, discoveries, techniques, copyrights, patents, trademarks or the like (collectively “Intellectual Property”) whether or not patentable, copyrightable or subject to other forms of protection, made, created, designed, developed, written or conceived by you, whether during or outside of regular working hours, either solely or jointly with another, in whole or in part, either (i) in the course of such employment, or (ii) relating to the actual or anticipated business or research or development of the Company, or (iii) with the use of the Company's time, material, private or proprietary information, or facilities, is work made for hire and is owned exclusively by the Company. In addition, you agree that the Company shall be deemed the author or creator of any such Intellectual Property under the U.S. Copyright Act (Title 17 of the U.S. Code). Furthermore, you agree that any such Intellectual Property is part of the Company's confidential information and is subject to the covenants and representations made in the confidentiality paragraph set forth above. In the event and to the extent that any of the Intellectual Property is determined not to constitute “work for hire”, as a matter of law, you hereby irrevocably assign and transfer to the Company, without any separate or additional remuneration or compensation outside of that being paid by the Company to you under the November 20, 2012 offer letter, all rights, title and interest in and to any such Intellectual Property, including, but not limited to copyrights, patents and trademarks.

/s/ Rahul Agarwal
________________________________
Name: Rahul Agarwal
Date: